DUKE REALTY INVESTMENTS, INC.
                        (an Indiana Corporation)

                         661,157 Common Shares

                         U.S. TERMS AGREEMENT

                                        February 24, 1998

TO:  Duke Realty Investments, Inc.
     8888 Keystone Crossing, Suite 1150
     Indianapolis, IN 46240

Attention:          Chairman of the Board of Directors

Ladies and Gentlemen:

    We understanding that Duke Realty Investments, Inc., an Indiana corporation (the "Company"), proposes to issue and sell 661,157 shares of common stock (the "Common Stock") (such Common Stock being hereinafter referred to as the "Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, we offer to purchase the Securities at the purchase price set forth below.

    The Securities shall have the following terms:

Title of Securities:               Common Stock
Number of Shares:                  661,157
Public offering price per share:   $22.6875
Purchase price per share:          $21.6666
Number of Option Securities:       N/A
Underwriter:                       Legg Mason Wood Walker, Incorporated
Underwriter's counsel              Hunton & Williams
Additional terms, if any:    (1)   Sections 3(o) and 5(h) of the Underwriting
                                   Agreement referred to below are inapplicable
                                   to this transaction.
                             (2)  Section 5(b)(1) of the Underwriting
                                  Agreement referred to below is
                                  applicable to this transaction only to
                                  the extent of items (i), (ii), (ix),
                                  (xii), (xiii), (xvi),(xvii),(xviii)
                                  (with respect to the Company and the
                                  Operating Partnership only), (xix),
                                  (xx), (xxi), (xxii), (xxiii),
                                  (xxiv),(xxv) (with respect to the
                                  Company and the Operating Partnership
                                  only), (xxvi), (xxvii), (xxviii) (with
                                  respect to which counsel shall list
                                  certain exceptions thereto)and (xxix).
                            (3)   Section 5(b)(2) of the Underwriting Agreement
                                  referred to below is applicable to this
                                  transaction only to the extent of items
                                  5(b)(1)(ix)(with respect to the first and
                                  last sentences only), 5(b)(1)(xiii)
                                  (with respect to the first clause only),
                                  and 5(b)(1)(xxiii).
                            (4) In addition to the provisions of Section 9 of the Underwriting Agreement referred to below, Legg Mason Wood Walker, Incorporated may terminate this Terms Agreement, by notice to the  Company, at any time prior to the
                                  Closing Time if there has occurred
                                  any material adverse change in the financial
                                  markets in the United States or
                                  internationally or any outbreak of
                                  hostilities or escalation of existing
                                  hostilities or other calamity or crisis the
                                  effect of which on the financial markets of
                                  the United States or internationally is such
                                  as to make it, in the judgment of Legg
                                  Mason Wood Walker Incorporated, impracticable or inadvisable (i) to commence or continue the offering of the units of Legg Mason
                                  REIT Trust, February 1998 Series (the
                                  "Trust") to the public or (ii) to enforce
                                  contracts for the sale of the units of the
                                  Trust.
Closing Time, date and location:  February 27, 1998, 10:00 a.m., New York City
                                  Time, Hunton & Williams,  Richmond, Virginia
                                  23219

     All the provisions contained in the document attached as Annex A hereto entitled "Duke Realty Investments, Inc. and Duke Realty Limited Partnership -- Common Stock, Preferred Stock, Depositary Shares and Debt Securities - U.S. Underwriting Agreement" are incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.
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

     Please accept this offer no later than six o'clock P.M. (New York City time) on February 24, 1998 by signing a copy of this Terms
Agreement in the space set forth below and returning the signed copy to us.

                         Very truly yours,

                         LEGG MASON WOOD WALKER, INCORPORATED



                         BY:  /s/ Edwin J. Bradley, Jr.
                              -------------------------
                              Name: Edwin J. Bradley, Jr.
                              Title:Vice President

CONFIRMED AND ACCEPTED:
as of the date first above written

DUKE REALTY INVESTMENTS, INC.



BY:  /s/ Matthew A. Cohoat
     -----------------------
     Name:  Matthew A. Cohoat
     Title: Vice President and
            Corporate Controller

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